For Immediate Release Contact:
Dennis Craven (Company) Chief Financial Officer (561) 227-1386	Jerry Daly Daly Gray, Inc. (Media) (703) 435-6293

Chatham Lodging Trust Announces Third Quarter Results,
Amends Line of Credit with Increased Capacity, Lower Costs

Q3 RevPAR up 5.8 Percent, YTD RevPAR up 8.1 Percent

PALM BEACH, Fla., November 6, 2012—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in premium-branded, upscale, extended-stay hotels and select-service hotels, today announced results for the quarter ended September 30, 2012.

In addition, the company announced that it amended its senior secured revolving credit facility to increase the line of credit to $95 million and lower costs by approximately 250 basis points.

Third Quarter 2012 Highlights

•	Hotel RevPAR – Rose 5.8 percent to $114.

•	Adjusted EBITDA – Increased 48.5 percent, or $3.9 million, to $12.0 million.

•	Adjusted FFO – Improved adjusted FFO per diluted share 39.4 percent to $0.46, in line with consensus estimates.

•	Comparable GOP Margins – Grew 180 basis points to 46.2 percent. Five of Chatham’s 18 hotels were acquired during the 2011 third quarter.

•	Joint Venture Portfolio– Continued to exceed internal budget expectations for RevPAR and EBITDA. Received distributions of $1.7 million in the third quarter, bringing total distributions to $20.9 million or 56.5 percent of Chatham’s initial investment in the joint venture.

Consolidated Financial Results

The following is a summary of the consolidated financial results ($ in millions, except RevPAR, ADR, occupancy and per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
RevPAR	$114	$108	$109	$100
ADR	$132	$128	$131	$126
Occupancy	86.2%	84.4%	82.9%	79.4%
Adjusted EBITDA	$12.0	$8.1	$32.5	$15.1
Comparable GOP Margin	46.2%	44.4%	45.3%	43.6%
Comparable Hotel EBITDA Margin	39.0%	37.9%	38.4%	36.5%
Net income / loss	$1.5	$(1.0)	$0.9	$(2.9)
AFFO	$6.4	$4.5	$15.2	$9.3
AFFO per diluted share	$0.46	$0.33	$1.10	$0.71

Market Share Gains and Fundamental Improvements Lead Operating Results

“Our portfolio continues to produce strong results with third quarter RevPAR improving 5.8 percent and all other metrics continuing to advance nicely,” said Jeffrey H. Fisher, Chatham’s president and CEO. “Our hotels enjoy a competitive advantage due to the substantial renovations we made to our portfolio, and we continue to see market share gains in both rate and occupancy.

“Our wholly owned portfolio achieved a RevPAR Index premium of 121 percent in the 2012 third quarter, and we believe there is opportunity for further improvement,” he said. “New supply growth in our markets remains at a minimum, and the barriers to new competition are high.

“Room rate increases now make up more than half of the improvement in RevPAR which we view as quite positive,” Fisher added. “As we move into 2013, we expect the predominant driver of RevPAR advances for our portfolio to be from rate which will enhance our already strong operating profit margins.

“Our joint-venture investment continues to outperform hotel industry averages and generate very strong returns,” Fisher stated. “These results validate our business plan to generate superior returns for our shareholders by investing in high quality, premium-branded hotels in high barrier-to-entry markets, acquired at attractive prices that can benefit from strategic asset management and experienced operators.”

During the quarter, the company transitioned the last of the six Homewood Suites by Hilton hotels previously managed by Hilton to Island Hospitality. For the quarter, RevPAR at those properties increased 6.3 percent.

Joint Venture Results Exceeded Budgeted Expectations

Chatham holds a 10.3 percent interest in a joint venture (JV) that currently owns a 55-hotel portfolio, comprising 7,282 rooms.

The JV previously announced plans to sell 13 non-core assets. During the 2012 third quarter, the JV sold three hotels, bringing total dispositions to eight non-core assets. The sale of the remaining five hotels is not expected to have a material impact on the JV’s portfolio results as they are mostly unbranded hotels. Upon completion of the sale of the remaining five hotels, the JV expects to receive additional net proceeds of approximately $6 million.

The company received distributions of $1.7 million from the joint venture attributed to cash flow from operations and asset sales during the 2012 third quarter, bringing total distributions to Chatham of $20.9 million year-to-date.

“The joint-venture portfolio’s performance has been outstanding, with RevPAR growing significantly more than the industry average, strong margin growth and cash distributions ahead of our original expectations,” Fisher said. “With Chatham’s net investment after distributions now approximately $16.1 million, our JV investment is producing strong, double digit, leveraged returns in the first year of the partnership.”

Capital Structure

As of September 30, 2012, the company had debt outstanding of $208.7 million at an average interest rate of 5.8 percent. Net debt was $203.0 million at September 30, 2012. Chatham’s leverage ratio is 48 percent based on the company’s investment in hotels at cost and its investment in the joint venture at cost. “During the third quarter, we continued to generate significant free cash flow, allowing us to pay down $5.4 million of debt during the third quarter, on top of the $8.9 million of debt we paid down in the second quarter,” said Dennis Craven, Chatham’s chief financial officer.

“We experienced only minor damage and power disruptions at several of our hotels due to Hurricane Sandy,” Craven added. “Looking ahead, we will begin in the 2012 fourth quarter planned renovations at our Residence Inns in New Rochelle, N.Y. and Anaheim, Calif., which will be completed in the 2013 first quarter. Our portfolio will be in top physical condition with our next renovation, one hotel, not scheduled until 2014. With our joint venture investment and our wholly owned portfolio producing solid results and cash flow, we expect to continue to generate free cash flow which we will use to further reduce debt and/or acquire hotels.”

Fisher commented, “We will continue to opportunistically look at ways to grow Chatham’s returns without raising equity in the current market. We have several sources of funding, including using free cash flow generated from operations, distributions from the joint venture and recycling capital profitably by selectively disposing assets.”

Line of Credit Amendment Provides Greater Capacity, Lowers Costs

Chatham also announced that it successfully amended its senior secured revolving credit facility. The company currently has approximately $46.5 million available on its line of credit. On November 5, 2012, the company completed the amendment which extends the maturity date to November 5, 2015, and includes an option to extend the maturity by an additional year. Other key terms amended include:

	Original Terms	Amended Terms
Facility amount	$85 million	$95 million

Accordion feature	Additional $25 million	Additional $20 million

LIBOR floor	1.25%	None

Interest rate applicable margin	325-425 basis points, based on leverage ratio	200-300 basis points, based on leverage ratio

Unused fee	50 basis points	25 basis points if less than 50% unused, 35 basis points if more than 50% unused

Minimum fixed charge coverage ratio	1.75-2.0x	1.5x

Participating lenders for the secured credit facility include Barclays Capital, Regions Capital Markets, Credit Agricole Corporate and Investment Bank, UBS Securities and US Bank National Association. Barclays Capital and Regions Capital Markets acted as joint lead arrangers, Barclays Bank PLC as administrative agent, Regions Bank as syndication agent, with Credit Agricole Corporate and Investment Bank, UBS Securities and US Bank National Association acting as co-documentation agents.

“We appreciate the support of our lenders as we continue to build Chatham into a premier owner of upscale, extended-stay and premium-branded, select-service hotels,” Craven commented. “With this amendment, our credit facility borrowing costs decrease by approximately 250 basis points which certainly augments our earnings going forward.”

Dividend

Chatham currently pays a quarterly dividend of $0.20 per common share. The annualized dividend represents a dividend yield of 6.1 percent, one of the highest in the industry, based on the company’s commons share closing price of $13.21 at the close of business on November 5, 2012.

2012 Guidance

The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission. The company’s guidance for the fourth quarter reduces the upper end of its adjusted FFO and FFO per share outlook for the full year to account for a more slightly modest RevPAR growth estimated for the fourth quarter as a result of the uncertainty surrounding the impact from Hurricane Sandy:

	Q4 2012	2012 Forecast
RevPAR	$98-$100	$105-$106
RevPAR growth	+3-5%	+7.0-7.3%
Net loss	$(1.9)-$(1.5) M	$(1.0)-$(0.7) M
Net loss per diluted share	$(0.14)-$(0.11)	$(0.07)-$(0.05)
Adjusted EBITDA	$8.0-$8.5 M	$40.5-$41.0 M
Adjusted funds from operation (“FFO”)	$2.5-$3.0 M	$17.8-$18.2 M
Adjusted FFO per diluted share	$0.18-$0.21	$1.28-$1.31
Hotel EBITDA margins	34-35%	37.3-37.5%
Corporate cash administrative expenses	$1.5 M	$5.4 M
Corporate non-cash administrative expenses	$0.5 M	$2.0 M
Interest expense	$2.9 M	$12.8 M
Non-cash amortization of deferred fees	$0.5 M	$2.0 M
Weighted average shares outstanding	13.91 M	13.91 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its third quarter 2012 conference call tomorrow, November 7, 2012, at 10 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-941-9205, reference number 4569457. A recording of the call will be available by telephone until midnight on Wednesday, November 14, 2012, by dialing 1-800-406-7325, reference number 4569457. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 18 hotels with an aggregate of 2,414 rooms/suites in 10 states and the District of Columbia and holds a minority investment in a joint venture that owns 55 hotels with 7,282 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO

 The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs or other charges and adjustments for unconsolidated partnerships and joint ventures. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA

The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and other charges, non-cash share-based compensation and adjustments for unconsolidated partnerships and joint ventures, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 6, 2012, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)
	September 30,	December 31,
	2012	2011
	(unaudited)
Assets:
Investment in hotel properties, net	$396,666	$402,815
Cash and cash equivalents	5,744	4,680
Restricted cash	2,598	5,299
Investment in unconsolidated real estate entities	15,052	36,003
Hotel receivables (net of allowance for doubtful accounts of $22 and $17, respectively)	1,866	2,057
Deferred costs, net	5,186	6,350
Prepaid expenses and other assets	3,298	1,502

Total assets	$430,410	$458,706

Liabilities and Equity:
Debt	$160,213	$161,440
Revolving credit facility	48,500	67,500
Accounts payable and accrued expenses	7,434	10,184
Distributions payable	2,864	2,464

Total liabilities	219,011	241,588

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares
authorized and unissued at September 30, 2012 and December 31, 2011	-	-
Common shares, $0.01 par value, 500,000,000 shares authorized;
13,909,822 and 13,908,907 shares issued and outstanding, respectively at
September 30, 2012 and 13,820,854 and 13,819,939 shares issued and outstanding,
respectively at December 31, 2011	137	137
Additional paid-in capital	240,118	239,173
Accumulated deficit	(30,323)	(23,220)

Total shareholders' equity	209,932	216,090

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	1,467	1,028
Total equity	211,399	217,118

Total liabilities and equity	$430,410	$458,706

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)
	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue:
Room	$25,337	$22,660	$71,778	$49,288
Other operating	1,255	918	3,250	1,679
Cost reimbursements from unconsolidated real estate entities	410	—	1,160	—

Total revenue	27,002	23,578	76,188	50,967

Expenses:
Hotel operating expenses:
Room	5,462	4,653	15,726	10,865
Other operating	8,885	8,185	25,468	18,215
Total hotel operating expenses	14,347	12,838	41,194	29,080
Depreciation and amortization	3,399	3,399	10,861	8,647
Property taxes and insurance	1,918	1,623	5,174	3,723
General and administrative	1,676	1,427	5,400	4,280
Hotel property acquisition costs	24	2,104	108	3,587
Reimbursed costs from unconsolidated real estate entities	410	—	1,160	—

Total operating expenses	21,774	21,391	63,897	49,317

Operating income	5,228	2,187	12,291	1,650
Interest and other income	53	6	54	18
Interest expense, including amortization of deferred fees	(3,627)	(3,087)	(11,303)	(4,503)
Loss from unconsolidated real estate entities	(195)	—	(57)	—

Income (loss) before income tax expense	1,459	(894)	985	(2,835)
Income tax benefit (expense)	39	(61)	(61)	(75)
Net income (loss)	$1,498	$(955)	$924	$(2,910)

Loss per Common Share — Basic:
Net income (loss) attributable to common shareholders	$0.10	$(0.07)	$0.05	$(0.22)

Loss per Common Share — Diluted:
Net income (loss) attributable to common shareholders	$0.10	$(0.07)	$0.05	$(0.22)

Weighted average number of common shares outstanding:
Basic	13,819,371	13,766,297	13,808,172	13,115,439
Diluted	13,908,907	13,766,297	13,896,486	13,115,439
Distributions per common share	$0.20	$0.175	$0.575	$0.525

	CHATHAM LODGING TRUST
	FFO and EBITDA
(In thousands, except share and per share data)
	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Funds From Operations (“FFO”):
Net income (loss)	$1,498	$(955)	$924	$(2,910)
Loss (gain) on the sale of assets within the unconsolidated real estate entity	188	—	(482)	—
Depreciation	3,380	3,381	10,805	8,604
Adjustments for unconsolidated real estate entity items	1,262	—	3,787	—

FFO	6,328	2,426	15,034	5,694
Hotel property acquisition costs and other charges	24	2,104	108	3,587
Adjustments for unconsolidated real estate entity items	—	—	42	—
Adjusted FFO	$6,352	$4,530	$15,184	$9,281

Weighted average number of common shares
Basic	13,819,371	13,766,297	13,808,172	13,115,439
Diluted	13,908,907	13,766,297	13,896,486	13,115,439
	For the three months ended		For the nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net income (loss)	$1,498	$(955)	$924	$(2,910)
Interest expense	3,627	3,087	11,303	4,503
Income tax expense (benefit)	(39)	61	61	75
Loss (gain) on the sale of assets within the unconsolidated real estate entity	188	—	(482)	—
Depreciation and amortization	3,399	3,399	10,861	8,647
Adjustments for unconsolidated real estate entity items	2,800	—	8,236	—
EBITDA	11,473	5,592	30,903	10,315
Hotel property acquisition costs and other charges	24	2,104	108	3,587
Adjustments for unconsolidated real estate entity items	—	—	42	—
Share based compensation	518	393	1,485	1,178
Adjusted EBITDA	$12,015	$8,089	$32,538	$15,080